EXHIBIT 3.41

ARTICLES OF INCORPORATION

OF

SEALY MATTRESS COMPANY OF FORT WORTH

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is SEALY MATTRESS COMPANY OF FORTH WORTH.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Five Thousand (5,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money,

labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of its initial registered office is Republic National Bank Building, c/o CT Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the corporation may be fixed by the bylaws.

The number of directors constituting the initial board of directors is Three (3) and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME	ADDRESS

Ernest M. Wuliger	Bond Court Building Cleveland, Ohio 44114

Allan M. Unger	Bond Court Building Cleveland, Ohio 44114

Frank J. Cerralvo	Bond Court Building Cleveland, Ohio 44114

ARTICLE EIGHT

The names and addresses of the incorporators are:

NAME	ADDRESS

Anthony J. Poli	1578 Union Commerce Building Cleveland, Ohio 44115

Michael P. Nakon	1578 Union Commerce Building Cleveland, Ohio 44115

Gil S. Apelis	1578 Union Commerce Building Cleveland, Ohio 44115

2

ARTICLE NINE

No shareholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

IN WITNESS WHEREOF, we have hereunto set our hands, this 17th day of November, 1975.

/s/ Anthony J. Poli
Anthony J. Poli

/s/ Michael P. Nakon

/s/ Gil S. Apelis
Gil S. Apelis

3

STATE OF OHIO	)
) SS.
COUNTY OF CUYAHOGA	)

I, Joyce Butcho, a notary public do hereby certify that on this 17th day of November, 1975, personally appeared before me, Anthony J.  Poli, Michael P.  Nakon and Gil S.  Apelis, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Joyce Butcho
Notary Public

(Notary Seal)

SEALY MATTRESS COMPANY OF FORT WORTH

ARTICLES OF AMENDMENT

ARTICLE ONE

The name of the corporation is SEALY MATTRESS COMPANY OF FORTH WORTH.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted on August 24, 1982.

Article one is amended to read:

“The name of the corporation is OHIO-SEALY MATTRESS MANUFACTURING CO.—FORT WORTH.”

ARTICLE THREE

The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was 5,000.

ARTICLE FOUR

The number of shares voted for such amendment was 5,000: no shares voted against such amendment.

/s/ Ronald E. Trzcinski
Ronald E. Trzcinski, President

/s/ Perry E. Doermann
Perry E. Doermann, Secretary

Sworn to:	8/25/82
(date)

/s/ Michael S. Golenberke
Notary Public

(SEAL)

To the Secretary of State
of the State of Texas:

CT Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.             The name of the corporation is See attached list

2.             The post office address of its present registered office is Republic National Bank Building, c/o CT Corporation System, Dallas, Texas 75201

3.             The post office address to which its registered office is to be changed is 1601 Elm Street, c/o CT Corporation System, Dallas, Texas 75201

4.             The name of its present registered agent is CT CORPORATION SYSTEM

5.             The name of its successor registered agent is CT CORPORATION SYSTEM

6.             The Post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7.             Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated January 6, 1985

CT CORPORATION SYSTEM

By:	/s/ Virginia Colvell
Its Vice President

STATE OF NEW YORK	)

COUNTY OF NEW YORK	)

I, Regina M.  Dunn a notary public, do hereby certify that on this 27th day of December 1984, personally appeared before me Virginia Colvell who being by me first duly sworn, declared that she is the Vice President of CT Corporation System, that she signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s/ Regina M. Dunn
Notary Public

To the Secretary of State
of the State of Texas:

CT Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.             The name of the corporation is See attached list

2.             The post office address of its present registered office is c/o CT CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3.             The post office address to which its registered office is to be changed is c/o CT CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS 75201

4.             The name of its present registered agent is CT CORPORATION SYSTEM

5.             The name of its successor registered agent is CT CORPORATION SYSTEM

6.             The Post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7.             Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990

CT CORPORATION SYSTEM

By:
Its Vice President

ASSUMED NAME CERTIFICATE
FOR AN INCORPORATED BUSINESS OR PROFESSION

1.             The assumed name under which the business or professional service is or is to be conducted or rendered is Sealy Mattress Company.

2.             The name of the incorporated business or profession as stated in its Articles of Incorporation or comparable document is Ohio-Sealy Mattress Manufacturing Co., Fort Worth, and the charter number or certificate of authority number, if any, is 370752-0.

3.             The state, country, or other jurisdiction under the laws of which it was incorporated is  Texas, and the address of its registered or similar office in that jurisdiction is CT Corporation System, 350 N. St. Paul Street, Dallas, TX 75201.

4.             The period, not to exceed ten years, during which the assumed name will be used is 9/1/2000.

5.             The corporation is a (circle one) business corporation, non-profit corporation, professional corporation, professional association or other type of corporation (specify)        , or other type of incorporated business, professional or other association or legal entity (specify)       .

6.             If the corporation is required to maintain a registered office in Texas, the address of the registered office is 350 N. St. Paul Street, Dallas, TX 75201 and the name of its registered agent at such address is CT Corporation System.  The address of the principal office (if not the same as the registered office) is 6550 Wuliger Way, N. Richland Hills, TX 76180.

7.             If the corporation is not required to or does not maintain a registered office in Texas, the office address in Texas is       ; and if the corporation is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is                     and the office address elsewhere is          .

8.             The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation “all” or “all except All”).

/s/ John D. Moran
Signature of officer, representative or
attorney-in-fact of the corporation

Before me on this 17th day of August, 1990, personally appeared John D. Moran and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.

(Notary seal)	/s/ Carol Anne Willis
Notary Public Cuyahoga County

NOTE: A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

CERTIFICATE OF MERGER

of

OHIO-SEALY MATTRESS MANUFACTURING CO. HOUSTON

and

OHIO-SEALY MATTRESS MANUFACTURING CO.- FORT WORTH

1.             Ohio-Sealy Mattress Manufacturing Co.- Houston (“Sealy of Houston”) and Ohio-Sealy Mattress Manufacturing Co.- Fort Worth (“Sealy of Ft. Worth”) adopted an Agreement and Plan of Merger on the 7th day of December, 1999 (“hereinafter referred to as the “Effective Date”) under which Ohio-Sealy Mattress Manufacturing Co.- Houston will be merged into Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.

2.             Ohio-Sealy Mattress Manufacturing Co.- Houston, a Texas corporation, is a wholly owned subsidiary of Sealy Mattress Company, an Ohio corporation.

3.             Ohio-Sealy Mattress Manufacturing Co.- Fort Worth, a Texas corporation, is a wholly owned subsidiary of Sealy Mattress Company, an Ohio corporation.

4.             The Board of Directors of Ohio-Sealy Mattress Manufacturing Co.- Houston on September 30, 1999 by unanimous written action approved the merger of Ohio-Sealy Mattress Manufacturing Co.- Houston and Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.

5.             The Board of Directors of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth on September 30, 1999 by unanimous written action approved the merger of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth and Ohio-Sealy Mattress Manufacturing Co.- Houston.

6.             Sealy Mattress Company, as the sole shareholder of Ohio-Sealy Mattress Manufacturing Co.- Houston, on September 30, 1999 unanimously approved the merger of Ohio-Sealy Mattress Manufacturing Co.- Houston and Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.

7.             Sealy Mattress Company, as the sole shareholder of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth, on September 30, 1999 unanimously approved the merger of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth and Ohio-Sealy Mattress Manufacturing Co.- Houston.

8.             Ohio-Sealy Mattress Manufacturing Co.- Houston shall be and hereby is merged into Ohio-Sealy Mattress Manufacturing Co.- Fort Worth, which shall ‘be the surviving corporation, and shall be governed by the laws of the State of Texas.

9.             The Articles of Incorporation and Bylaws of Ohio-Sealy Mattress Manufacturing Co.- Port Worth, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation and Bylaws of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth until altered or amended as provided therein or in accordance with the laws of the State of Texas.

10.           The manner of converting the outstanding shares (1,000) of the capital stock of the constituent corporations into the shares of the surviving corporation is a ten for one exchange.

11.           On the Effective Date, the separate existence of Ohio-Sealy Mattress Manufacturing Co.- Houston shall cease and it shall be merged with and into Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.  Ohio-Sealy Mattress Manufacturing Co.- Fort Worth shall, from and after the Effective Date, possess all the rights, privileges, immunities, and franchises of a public (as well private in nature) constituent corporatioN. Ownership of, and title to, all property, real, personal and mixed, and all debts due on any account, including subscriptions to shares, and all other choses in action, and every other interest of, or belonging to, or due to, the constituent corporation shall be taken and deemed to be transferred to and vested in Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.  The title to any real estate or any interest therein vested in the constituent corporation shall not revert to any predecessor in interest, or in any way become impaired by reason of the merger, All liabilities and obligations of the constituent corporation shall be the liabilities and obligations of the surviving Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.  Any claim of an action or pending proceeding by, or against, the constituent corporation may be prosecuted as if the merger had not taken place, Ohio-Sealy Mattress Manufacturing Co.- Fort Worth may be substituted in any such action or proceeding.  Neither the rights of creditors nor any claims upon the property of-the constituent corporations shall be impaired;

12.           The terms and conditions of the merger provided for herein are as follows:

a.             The Board of Directors of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth before the Effective Date of the merger provided for herein shall be the Board of Directors of Ohio-Sealy Mattress Manufacturing Co, - Fort Worth in office after the Effective Date of the merger,

b.             The Officers of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth shall be the same as were in existence prior to the Effective Date of the merger.

c.             Ohio-Sealy Mattress Manufacturing Co.- Fort Worth shall pay all expenses of carrying this Agreement and Plan of Merger into effect and accomplishing the merger.

d.             Ohio-Sealy Mattress Manufacturing Co, - Fort Worth may receive service of process in the State of Texas in any proceeding for enforcement of any obligation of Ohio-Sealy Mattress Manufacturing Co.— Houston, a Texas corporation, as well as for enforcement of any obligations of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of

Texas Business Corporation Law, and it does hereby irrevocably appoint the Secretary of the Department of State of the State of Texas as its agent to accept service of process in any such suit or other proceeding.  The address to which a copy of such process shall be mailed by the Corporation Commission is Ohio-Sealy Mattress Manufacturing Co.- Port Worth, c/o CT Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201.

13.           Ohio-Sealy Mattress Manufacturing Co.- Fort Worth will be responsible for the payment of all fees and franchise taxes of the merged corporations and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

14.           Ohio-Sealy Mattress Manufacturing Co.- Fort Worth’s corporate identification number is 75-1491047.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger, this 7th day of December, 1999.

OHIO- SEALY MATTRESS MANUFACTURING CO.- HOUSTON		OHIO-SEALY MATTRESS MANUFACTURING CO.- FORT WORTH

By:	/s/ Lee Wyatt	By:	/s/ Kenneth L. Walker
Its:	Vice President & CEO	Its:	Vice President , General Counsel
& Secretary

AGREEMENT AND PLAN OF MERGER

This PLAN OF MERGER, entered into and adopted as of this 7th day of December, 1999, made by and between Ohio-Sealy Mattress Manufacturing Co.- Houston (“Sealy of Houston”), a corporation organized and existing ‘under the laws of the State of Texas, and Ohio-Sealy Mattress Manufacturing Co.- Fort Worth (“Sealy Ft. Worth”), a corporation organized and existing under the laws of the State of Texas.

WHEREAS, Ohio-Sealy Mattress Manufacturing Co.- Houston, a Texas corporation, is a wholly owned subsidiary of Sealy Mattress Company;

WHEREAS, Ohio-Sealy Mattress Manufacturing Co.- Fort Worth, a Texas corporation, is a wholly owned subsidiary of Sealy Mattress Company;

WHEREAS, Ohio-Sealy Mattress Manufacturing Co.- Houston and Ohio-Sealy Mattress Manufacturing Co.- Fort Worth, hereinafter collectively referred to as “the Parties”, deem it advisable and generally to the advantage and welfare of the Parties that Ohio-Sealy Mattress Manufacturing Co.- Houston be merged into Ohio-Sealy Mattress Manufacturing Co.- Fort Worth under and pursuant to the provisions of the Texas Business Corporation Law; and

WHEREAS, such merger is intended to qualify as a reorganization in accordance with Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, it is hereby agreed as follows:

1.             Merger. Ohio-Sealy Mattress Manufacturing Co.- Houston shall merge into Ohio-Sealy Mattress Manufacturing Co.- Fort Worth, with Ohio-Sealy Mattress Manufacturing Co.- Fort Worth being the surviving corporation. Ohio-Sealy Mattress Manufacturing Co.- Fort Worth shall continue its corporate existence and shall remain a Texas corporation. The Parties hereto agree that this merger is in the best interest of Parties.

2.             Effective Date.  The merger shall be effective as of the date of the filing of a Certificate of Merger with the Department of State, Division of Corporations, pursuant the Texas Business Corporation Law.  The date upon which the merger shall become effective is referred herein as the “Effective Date”.

3.             Abandonment of Plan. Notwithstanding any other provisions contained herein, this Agreement and Plan of Merger may be abandoned by mutual consent of the Parties hereto at any time prior to the Effective Date.

4.             Articles of Incorporation. The Articles of Incorporation of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth as it exists on the Effective Date shall be and remain the Articles of Incorporation for the surviving corporation until the same shall be altered, amended or appealed.

5.             Bylaws.  The Bylaws of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth as it exists on the Effective Date shall become the Bylaws of the surviving corporation until the same shall be altered, amended or repealed or until new Bylaws are adopted in accordance with the provisions of the laws of the State of Texas.

6.             Directors and Officers.  The directors and officers of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth shall remain the directors and officers of the surviving corporation.

7.             Effect of Merger.  On the Effective Date, the separate existence of Ohio-Sealy Mattress Manufacturing Co.- Houston shall cease, and it shall be merged with and into Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.  Ohio-Sealy Mattress Manufacturing Co.- Fort Worth shall, from and after the Effective Date, possess all the rights, privileges, immunities, and franchises of Ohio-Sealy Mattress Manufacturing Co.- Houston. Ownership of, and title to, all property, real, personal and mixed, and all debts due on any account, including subscriptions to shares, and all other choses in action, and every other interest of, or belonging to, or due to Ohio-Sealy Mattress Manufacturing Co.- Houston shall be taken and deemed to be transferred to and vested in Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.  The title to any real estate or any interest therein vested in Ohio-Sealy Mattress Manufacturing Co.- Houston shall not revert to any predecessor in interest, or in any way become impaired by reason of the merger.  All liabilities and obligations of Ohio-Sealy Mattress Manufacturing Co.- Houston shall be the liabilities and obligations of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.  Any claim of an action or pending proceeding by, or against Ohio-Sealy Mattress Manufacturing Co.- Houston may be prosecuted as if the merger had not taken place, or Ohio-Sealy Mattress Manufacturing Co.- Fort Worth may be substituted in any such action or proceeding.  Neither the rights of creditors nor any claims upon the property of Ohio-Sealy Mattress Manufacturing Co.- Houston shall be impaired.  Notwithstanding this provision, confirmatory deeds, assignment, transfer and other like agreements, being desirable to evidence such a transfer or vesting of any property, right, privilege or franchise, may at any time be made and delivered in the name of Ohio-Sealy Mattress Manufacturing Co.- Houston by the last acting officers thereof, or by the corresponding officers of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.

8.             Certificate of Merger.  The actions required to be done by the Texas Business Corporation Law in order to make this Agreement effective, including the filing of a Certificate of Merger, shall be attended to by the proper officers of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth.

9.             Cancellations of Shares. On the Effective Date, all of the issued and outstanding shares of stock of Ohio-Sealy Mattress Manufacturing Co.- Houston shall, without any action of the holders thereof, be cancelled and of no effect.  Such shares shaI1 be surrendered for cancellation on the books of Ohio-Sealy Mattress Manufacturing Co.- Houston.

10.           Payment of Taxes.  Ohio-Sealy Mattress Manufacturing Co.- Fort Worth will be responsible for the payment of all fees and franchise taxes of the merged corporations and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

THIS AGREEMENT OF MERGER shall be filed in the office of the Department of State of the State of Texas, and upon the filing of this agreement of merger in the office of the Department the State of Texas, the merger herein provided for shall be effective.

/s/ Lee Wyatt		/s/ Kenneth L. Walker
Ohio-Sealy Mattress Manufacturing Co.-Houston		Ohio-Sealy Mattress Manufacturing Co-Forth Worth

Attest:	/s/ Kathleen Cox	Attest:	/s/ Kathleen Cox

CERTIFICATION

I, Kenneth L. Walker, Secretary of Ohio-Sealy Mattress Manufacturing Co.- Fort Worth, a corporation organized and existing under the laws of the State of Texas, hereby certify, as such Secretary, and under the seal of the corporation, that this agreement of merger was duly submitted to the stockholders of said Ohio-Sealy Mattress Manufacturing Co.- Fort Worth, for the purpose of considering and taking action upon the proposed agreement of merger; that one thousand (1,000) shares of stock of said corporation were on said date, issued and outstanding; that the sole shareholder voted in favor of the merger, and that thereby the agreement of merger was, at said meeting, duly adopted as the act of the stockholder of said Ohio-Sealy Mattress Manufacturing Co.- Fort Worth and the duly adopted agreement of said corporation.

/s/ Kenneth L. Walker
Ohio-Sealy Mattress Manufacturing Co.- Fort Worth	Corporate Seal
Secretary

Witness my hand and the Seal of said Ohio-Sealy Mattress Manufacturing Co.- Fort Worth on this 7th day of December, 1999.

OHIO – SEALY MATTRESS MANUFACTURING CO. – FT. WORTH
AMENDMENTS TO ARTICLES OF INCORPORATION

ARTICLE ONE

The name of the corporation is OHIO – SEALY MATTRESS MANUFACTURING CO. – FT. WORTH.

The following amendment to the Articles of Incorporation was adopted December 29, 1999 by the Board of Directors of Ohio-Sealy Mattress Manufacturing Co.-Ft. Worth which stated that no shares were exchanged or issued.

Article One is amended to read:

The name of the corporation is “SEALY TEXAS MANAGEMENT, INC.”

ARTICLE TWO

The street address of its initial registered office is Republic National Building, c/o CT Corporation System, Dallas, Texas 75201 and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

Article Six is amended to read:

“The street address of its registered office and agent is CT Corporation Trust Company, 350 N. ST. Paul Street, Dallas, Texas 75201”.

/s/ Kenneth L. Walker
Kenneth L. Walker
Secretary